Exhibit 10.3

LIVEPERSON, INC. NONSTATUTORY STOCK OPTION AGREEMENT

1.    Grant of Option.

LivePerson, Inc., a Delaware corporation (the “LivePerson”), hereby grants, as of 02/21/2019 (the “Grant Date”), to ROBERT LOCASCIO (the “Participant”) an option (the “Option”) to purchase 116,410 shares of the Common Stock, $0.001 par value per share, of LivePerson (“Shares”) at an exercise price equal to $25.95 per share (the “Exercise Price”). The Option shall be subject to the terms and conditions set forth herein. The Option is issued pursuant to LivePerson's 2009 Stock Incentive Plan (the “Plan”).

It is intended that the Option evidenced by this Stock Option Agreement shall not be an "incentive stock option” as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this Stock Option Agreement, shall be deemed to include any person who acquires the right to exercise the Option validly under its terms.

2.	Definitions.

Unless otherwise provided herein, all capitalized terms in this Stock Option Agreement shall have the meaning assigned to them in the Plan.

For purposes of this Stock Option Agreement, “Company” shall include LivePerson and any other entity to which the Participant provides services provided such entity's employees, officers, directors, consultants, or advisors are generally eligible to receive option grants under the Plan.

3.	Exercise Schedule.

Except as otherwise provided herein or in the Plan, the Option will vest and become exercisable, in whole or in part, in installments as provided below. The following table indicates each date (the “Vesting Date”) upon which Shares will vest and the Participant shall be entitled to exercise the Option with respect to the percentage of Shares indicated beside the Vesting Date, provided that the continuous relationship with the Company of the Participant (as described below in Section 4(b)) continues through and on the applicable Vesting Date: first, second, and third annual anniversaries of the Grant Date One (1) Year Anniversary of the Grant Date.

The right of exercise shall be cumulative so that to the extent the Option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date (as defined below) or the termination of the Option under Section 5 hereof or the Plan.

4.Exercise of Option.

a)    Form of Exercise. Each election to exercise the Option shall be in such form, and received by LivePerson in such manner, as may be required by the LivePerson from time to time, along with payment in full of the aggregate Exercise Price for all exercised Shares in cash or by check or by cashless exercise (as described in Section 5(f)(2) of the Plan). The Participant may purchase less than the number of vested Shares covered hereby, provided that no partial exercise of the Option may be for any fractional Share.

b)    Continuous Relationship with the Company Required. Except as otherwise provided in Section 5, the Option may not be exercised unless the Participant, at the time he or she exercises the Option, is, and has been at all times since the Grant Date, an employee, officer, director, consultant or advisor to the Company (an “Eligible Participant”).

5.Termination of Option. Any unexercised portion of the Option shall automatically and without notice terminate at the time of the earliest to occur of the following:

a)    Expiration. The Option shall expire and shall no longer be exercisable after the date that is 10 years from the Grant Date (the “Final Exercise Date”).

b)    Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (c) and (d) below, the right to exercise the Option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that the Option shall be exercisable only to the extent that the Participant was entitled to exercise the Option on the date of such cessation. Notwithstanding the foregoing or anything stated in paragraphs (c) or (d) below, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise the Option shall terminate immediately upon such violation.

c)    Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (d) below, the Option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), and the right to exercise the Option shall terminate one year after the date of death or disability of the Participant (but in no event after the Final Exercise Date), provided that the Option shall be exercisable only to the extent that the Option was exercisable by the Participant on the date of his or her death or disability.

d)    Termination for Cause. If, prior to the Final Exercise Date, the Participant's employment or other relationship with the Company is terminated by the Company for Cause (as defined below), the right to exercise the Option shall terminate immediately upon the effective date of such termination of employment or other relationship. If, prior to the Final Exercise Date, the Participant is given notice by the Company of the termination of his or her employment by the Company for Cause, and the effective date of such employment termination is subsequent to the date of delivery of such notice, the right to exercise this option shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant's employment shall not be terminated for Cause as provided in such notice or (ii) the effective date of such termination of employment (in which case the right to exercise this option shall, pursuant to the preceding sentence, terminate upon the effective date of such termination of employment). If the Participant is subject to an individual employment or severance agreement with the Company or eligible to participate in a Company severance plan or arrangement, in any case which agreement, plan or arrangement contains a definition of “Cause” for termination of employment or other relationship, “Cause” shall have the meaning ascribed to such term in such agreement. Otherwise, “Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant's employment or other relationship shall be considered to have been terminated for “Cause” if the Company determines, within 30 days after the Participant's resignation, that termination for “Cause” was warranted.

6.	Leave of Absence.

Except as otherwise required by applicable law, the exercise schedule in effect under Section 3 above shall be frozen as of the first day of any unpaid authorized leave, and this Option shall not become exercisable for any additional installments of the Shares during the period Participant remains on such unpaid leave. For any paid authorized leave, the exercise schedule in effect under Section 3 above shall continue during the period Participant remains on such paid leave.

7.	Withholding.

No Shares will be issued pursuant to the exercise of the Option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes and any other deductions, in each case, required by law to be withheld in respect of the Option.

8.	Transfer Restrictions; Clawback.

a)    The Option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, the Option shall be exercisable only by the Participant.

b)    In accepting this option, the Participant agrees to be bound by any clawback policy that the Company has adopted or may adopt in the future.

9.    No Employment or Service Contract.

Nothing in this Stock Option Agreement or in the Plan shall confer upon Participant any right to continue in service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or of the Participant, which rights are hereby expressly reserved by each, to terminate Participant's service at any time for any reason, with or without cause.

10. Provisions of the Plan.

Participant understands and agrees that the Option is granted subject to and in accordance with the terms of this Stock Option Agreement and the Plan (including the provisions relating to amendments to the Plan), a copy of which has been made available to the Participant along with this Stock Option Agreement and is available upon request made to the Corporate Secretary at the principal offices of LivePerson. Participant hereby acknowledges receipt of a copy of the Plan. Participant further agrees to be bound by the terms of this Stock Option Agreement and the Plan. The provisions of this Stock Option Agreement are severable, and if any one or more of the provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

11.	Communications.

Participant agrees, to the fullest extent permitted by law, in lieu of receiving documents in paper format, to accept electronic delivery of any documents that the Company may deliver in connection with this Option and any other equity awards granted by LivePerson to the Participant, including prospectuses, grant notifications, account statements, annual or quarterly reports, and other communications. Electronic delivery of a document may be made via the Company's email system, by reference to a location on the Company's intranet or website or by any other means deemed appropriate by the Company.

12.	Choice of Law and Forum.

This Stock Option Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to principles of conflict of laws. For purposes of resolving any dispute that may arise directly or indirectly from this Stock Option Agreement, the parties hereby agree that any such dispute that cannot be resolved by the parties be submitted to the exclusive jurisdiction of the state courts of Delaware or the federal courts for the United States for the District of Delaware.